Exhibit 99

For Immediate Release

3M Reports Fourth-Quarter and Full-Year 2016 Results

Fourth-Quarter Highlights:

•                  Sales of $7.3 billion, up 0.4 percent; organic local-currency increased 1.6 percent

•                  GAAP EPS of $1.88, up 13.3 percent year-on-year

•                  GAAP operating income margins of 22.7 percent, up 220 basis points

•                  Operating cash flow of $2.2 billion contributed to free cash flow conversion of 154 percent

•                  Returned $1.6 billion to shareholders via dividends and gross share repurchases

Full-Year Highlights:

•                  Sales of $30.1 billion; GAAP EPS of $8.16, up 7.7 percent year-on-year

•                  GAAP operating income margins of 24.0 percent, up 110 basis points

•                  Operating cash flow of $6.7 billion contributed to free cash flow conversion of 104 percent

•                  Returned $6.4 billion to shareholders via dividends and gross share repurchases

•                  Continued progress on our three key levers: Portfolio Management, Investing in Innovation and Business Transformation

ST. PAUL, Minn. — Jan. 24, 2017 - 3M (NYSE: MMM) today reported its fourth-quarter and full-year 2016 results.

“The fourth quarter capped a successful year for our enterprise, as we posted double-digit growth in earnings-per-share, expanded margins and delivered robust cash flow,” said Inge G. Thulin, 3M’s chairman, president and chief executive officer. “We also made incremental investments to accelerate growth in core platforms, while returning significant cash to shareholders.”

Thulin continued, “Throughout the year we executed the 3M playbook and delivered a strong operational performance, and built for the future through our three key levers: Portfolio Management, Investing in Innovation and Business Transformation. We are well positioned to build on this momentum and deliver another strong performance in 2017.”

Fourth-quarter GAAP earnings were $1.88 per share, an increase of 13.3 percent versus the fourth quarter of 2015. Sales increased 0.4 percent year-on-year to $7.3 billion. Organic local-currency sales increased 1.6 percent while divestitures reduced sales by 0.4 percent. Foreign currency translation reduced sales by 0.8 percent year-on-year.

Operating income was $1.7 billion and operating income margins for the quarter were 22.7 percent, up 220 basis points year-on-year. Fourth-quarter net income was $1.2 billion. The company’s operating cash flow was $2.2 billion, contributing to conversion of 154 percent of net income to free cash flow, as referenced in the “Supplemental Financial Information Non-GAAP Measures” section.

3M paid $664 million in cash dividends to shareholders and repurchased $924 million of its own shares during the quarter.

Organic local-currency sales growth was 4.6 percent in Industrial, 2.2 percent in Safety and Graphics, and 1.3 percent in Health Care, with declines of 0.6 percent in Electronics and Energy, and 0.7 percent in Consumer. On a geographic basis, organic local-currency sales growth was 4.1 percent in Latin America/Canada, 2.4 percent in Asia Pacific, and 1.2 percent in the U.S., with a decline of 2.4 percent in EMEA (Europe, Middle East and Africa).

Full-year 2016 GAAP earnings were $8.16 per share, an increase of 7.7 percent. Sales decreased 0.5 percent to $30.1 billion and organic local-currency sales declined 0.1 percent. Acquisitions, net of divestitures, increased sales 0.8 percent. Foreign currency translation reduced sales by 1.2 percent.

Full-year operating income margins were 24.0 percent, up 110 basis points versus 2015. The company’s operating cash flow was $6.7 billion, contributing to conversion of 104 percent of net income to free cash flow for the year. 3M generated 22.6 percent return on invested capital. Refer to the “Supplemental Financial Information Non-GAAP Measures” section.

For the full year, 3M paid $2.7 billion in cash dividends to shareholders and repurchased $3.7 billion of its own shares.

3M affirmed its 2017 full-year performance expectations. The company expects 2017 earnings to be in the range of $8.45 to $8.80 per share with organic local-currency sales growth of 1 to 3 percent. 3M also expects free cash flow conversion to be in the range of 95 to 105 percent, as referenced in the “Supplemental Financial Information Non-GAAP Measures” section.

Fourth-Quarter Business Group Discussion

Industrial

•                  Sales of $2.5 billion, up 3.0 percent in U.S. dollars. Organic local-currency sales increased 4.6 percent, foreign currency translation reduced sales by 0.8 percent and divestitures reduced sales by an additional 0.8 percent.

•                  On an organic local-currency basis:

•                  Sales growth was led by automotive OEM, advanced materials, separation and purification, and automotive aftermarket; aerospace declined year-on-year.

•                  Sales grew in all geographic areas, led by Latin America/Canada, the U.S., and Asia Pacific.

•                  Operating income was $553 million, an increase of 16.8 percent year-on-year; operating margin of 21.9 percent.

Safety and Graphics

•                  Sales of $1.3 billion, up 0.6 percent in U.S. dollars. Organic local-currency sales increased 2.2 percent, while foreign currency translation reduced sales by 1.0 percent and divestitures decreased sales by 0.6 percent.

•                  On an organic local-currency basis:

•                  Sales increased in roofing granules, personal safety, and commercial solutions, and declined in traffic safety and security.

•                  Sales grew in Asia Pacific, Latin America/Canada, and the U.S., and declined in EMEA.

•                  Operating income was $270 million, down 4.1 percent year-on-year; operating margin of 20.8 percent.

Health Care

•                  Sales of $1.4 billion, down 0.1 percent in U.S. dollars. Organic local-currency sales increased 1.3 percent and foreign currency translation reduced sales by 1.4 percent.

•                  On an organic local-currency basis:

•                  Sales growth was led by food safety, critical and chronic care, drug delivery systems, and infection prevention; oral care and health information systems declined.

•                  Sales grew in Latin America/Canada, Asia Pacific, and the U.S., and declined in EMEA.

•                  Operating income was $410 million, a decrease of 7.3 percent year-on-year; operating margin of 29.8 percent.

Electronics and Energy

•                  Sales of $1.2 billion, down 1.0 percent in U.S. dollars. Organic local-currency sales declined by 0.6 percent and foreign currency translation reduced sales by 0.4 percent.

•                  On an organic local-currency basis:

•                  Electronics-related sales were flat, with growth in electronics materials solutions offset by a decline in display materials and systems; energy-related sales declined 2 percent, with growth in telecom more than offset by declines in electrical markets and renewable energy.

•                  Sales grew in Latin America/Canada, were flat in the U.S., and declined in Asia Pacific and EMEA.

•                  Operating income was $326 million, an increase of 61.3 percent year-on-year; operating margin of 26.9 percent.

Consumer

•                  Sales of $1.1 billion, down 0.7 percent in U.S. dollars. Organic local-currency sales decreased 0.7 percent.

•                  On an organic local-currency basis:

•                  Sales grew in home improvement, consumer health care, and home care, and declined in stationery and office.

•                  Sales grew in Asia Pacific, were flat in the U.S., and declined in Latin America/Canada and EMEA.

•                  Operating income was $228 million, down 10.5 percent year-on-year; operating margin of 20.9 percent.

3M will conduct an investor teleconference at 9:00 a.m. EST (8:00 a.m. CST) today. Investors can access this conference via the following:

•               Live webcast at http://investors.3M.com.

•               Live telephone:

Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.

•               Webcast replay:

Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”

•               Telephone replay:

Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 21776142). The telephone replay will be available until 11:30 a.m. EST (10:30 a.m. CST) on Jan. 29, 2017.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “aim,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, and capital markets conditions and other factors beyond the Company’s control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company’s information technology infrastructure; (10) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; and (11) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2015, and its subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Net sales	$7,329	$7,298	$30,109	$30,274

Operating expenses
Cost of sales	3,716	3,827	15,040	15,383
Selling, general and administrative expenses	1,527	1,538	6,111	6,182
Research, development and related expenses	421	433	1,735	1,763

Total operating expenses	5,664	5,798	22,886	23,328

Operating income	1,665	1,500	7,223	6,946

Interest expense and income
Interest expense	64	45	199	149
Interest income	(9)	(8)	(29)	(26)

Total interest expense – net	55	37	170	123

Income before income taxes	1,610	1,463	7,053	6,823

Provision for income taxes	454	424	1,995	1,982

Net income including noncontrolling interest	$1,156	$1,039	$5,058	$4,841

Less: Net income attributable to noncontrolling interest	1	1	8	8

Net income attributable to 3M	$1,155	$1,038	$5,050	$4,833

Weighted average 3M common shares outstanding – basic	600.2	614.5	604.7	625.6
Earnings per share attributable to 3M common shareholders – basic	$1.93	$1.69	$8.35	$7.72

Weighted average 3M common shares outstanding – diluted	613.8	625.4	618.7	637.2
Earnings per share attributable to 3M common shareholders – diluted	$1.88	$1.66	$8.16	$7.58

Cash dividends paid per 3M common share	$1.11	$1.025	$4.44	$4.10

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$2,398	$1,798
Marketable securities — current	280	118
Accounts receivable — net	4,392	4,154
Inventories	3,385	3,518
Other current assets	1,271	1,398
Total current assets	11,726	10,986
Marketable securities — non-current	17	9
Investments	128	117
Property, plant and equipment — net	8,516	8,515
Goodwill and intangible assets — net	11,486	11,850
Prepaid pension benefits	52	188
Other assets (a)	981	1,218
Total assets	$32,906	$32,883

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and
current portion of long-term debt	$972	$2,044
Accounts payable	1,798	1,694
Accrued payroll	678	644
Accrued income taxes	299	332
Other current liabilities	2,472	2,404
Total current liabilities	6,219	7,118
Long-term debt	10,678	8,753
Pension and postretirement benefits	4,005	3,520
Other liabilities (a)	1,661	2,024
Total liabilities	$22,563	$21,415

Total equity (a)	$10,343	$11,468
Shares outstanding
December 31, 2016: 596,726,278 shares
December 31, 2015: 609,330,124 shares
Total liabilities and equity	$32,906	$32,883

(a)                                 The December 31, 2015, balance sheet (and prior periods) has been immaterially revised from the previously reported amounts to increase other assets and other liabilities by $165 million and $444 million, respectively, and decrease total equity by $279 million to correct 3M’s application of Accounting Standards Codification (ASC) 450, Contingencies, with respect to its respirator mask/asbestos liability associated with pending and future claims.

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Year ended
	December 31,
	2016	2015
NET CASH PROVIDED BY OPERATING ACTIVITIES	$6,662	$6,420

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,420)	(1,461)
Acquisitions, net of cash acquired	(16)	(2,914)
Purchases and proceeds from sale or maturities of marketable securities and investments — net	(163)	1,300
Other investing activities	196	258

NET CASH USED IN INVESTING ACTIVITIES	(1,403)	(2,817)

Cash flows from financing activities:
Change in debt	1,043	3,482
Purchases of treasury stock	(3,753)	(5,238)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	804	635
Dividends paid to shareholders	(2,678)	(2,561)
Other financing activities	(42)	34

NET CASH USED IN FINANCING ACTIVITIES	(4,626)	(3,648)

Effect of exchange rate changes on cash and cash equivalents	(33)	(54)

Net increase (decrease) in cash and cash equivalents	600	(99)
Cash and cash equivalents at beginning of year	1,798	1,897

Cash and cash equivalents at end of period	$2,398	$1,798

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES

(Dollars in millions, except full-year 2017 forecast)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
Major GAAP Cash Flow Categories	2016	2015	2016	2015

Net cash provided by operating activities	$2,209	$2,338	$6,662	$6,420
Net cash used in investing activities	(230)	(206)	(1,403)	(2,817)
Net cash used in financing activities	(1,846)	(1,954)	(4,626)	(3,648)

Free Cash Flow (non-GAAP measure)					Full-Year 2017 Forecast (Billions)

Net cash provided by operating activities	$2,209	$2,338	$6,662	$6,420	$6.1 to $7.1
Purchases of property, plant and equipment	(436)	(446)	(1,420)	(1,461)	$1.3 to $1.5
Free cash flow (b)	1,773	1,892	5,242	4,959	$4.8 to $5.6

Net income attributable to 3M	$1,155	$1,038	$5,050	$4,833	$5.1 to $5.3
Free cash flow conversion (b)	154%	182%	104%	103%	95% to 105%

(b)                                 Free cash flow and free cash flow conversion are not defined under U.S. generally accepted accounting principles (GAAP). Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company defines free cash flow conversion as free cash flow divided by net income attributable to 3M. The Company believes free cash flow and free cash flow conversion are meaningful to investors as they function as useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

	December 31,	December 31,
Net Debt (non-GAAP measure)	2016	2015

Total debt	$11,650	$10,797
Less: Cash and cash equivalents and marketable securities	2,695	1,925

Net debt (c)	$8,955	$8,872

(c)                                  Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities. 3M believes net debt is meaningful to investors as 3M considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.

3M Company and Subsidiaries

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP MEASURES — (CONTINUED)

(Dollars in millions)

(Unaudited)

	Twelve months ended December 31,
Return on Invested Capital (non-GAAP measure)	2016	2015

Net income including non-controlling interest	$5,058	$4,841
Interest expense (after-tax) (1)	143	106
Adjusted net income (Return)	$5,201	$4,947

Average shareholders’ equity (including non-controlling interest) (2)	$11,316	$12,484
Average short-term and long-term debt (3)	11,725	9,266
Average invested capital	$23,041	$21,750

Return on invested capital (non-GAAP measure) (d)	22.6%	22.7%

(1) Effective income tax rate used for interest expense	28.3%	29.1%

(2) Calculation of average equity (includes non-controlling interest)
Ending total equity as of:
March 31	$11,495	$13,673
June 30	11,658	12,851
September 30	11,769	11,945
December 31	10,343	11,468
Average total equity	$11,316	$12,484

(3) Calculation of average debt
Ending short-term and long-term debt as of:
March 31	$11,139	$6,566
June 30	11,749	8,484
September 30	12,361	11,216
December 31	11,650	10,797
Average short-term and long-term debt	$11,725	$9,266

(d)                                 Return on Invested Capital (ROIC) is not defined under U.S. generally accepted accounting principles. Therefore, ROIC should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines ROIC as adjusted net income (net income including non-controlling interest plus after-tax interest expense) divided by average invested capital (equity plus debt). The Company believes ROIC is meaningful to investors as it focuses on shareholder value creation.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS (e)

(Unaudited)

	Three months ended December 31, 2016
			Europe,
			Middle	Latin
Sales Change Analysis	United	Asia-	East and	America/	World-
By Geographic Area	States	Pacific	Africa	Canada	Wide

Volume — organic	1.9%	3.1%	(2.8)%	(0.7)%	1.5%
Price	(0.7)	(0.7)	0.4	4.8	0.1
Organic local-currency sales	1.2	2.4	(2.4)	4.1	1.6
Acquisitions	—	—	—	—	—
Divestitures	(0.5)	(0.1)	(0.5)	(0.2)	(0.4)
Translation	—	0.2	(3.3)	(1.4)	(0.8)
Total sales change	0.7%	2.5%	(6.2)%	2.5%	0.4%

	Three months ended December 31, 2016
	Organic
Worldwide	local-				Total
Sales Change Analysis	currency				sales
By Business Segment	sales	Acquisitions	Divestitures	Translation	change

Industrial	4.6%	—%	(0.8)%	(0.8)%	3.0%
Safety and Graphics	2.2%	—%	(0.6)%	(1.0)%	0.6%
Health Care	1.3%	—%	—%	(1.4)%	(0.1)%
Electronics and Energy	(0.6)%	—%	—%	(0.4)%	(1.0)%
Consumer	(0.7)%	—%	—%	—%	(0.7)%
Total Company	1.6%	—%	(0.4)%	(0.8)%	0.4%

	Year ended December 31, 2016
			Europe,
			Middle	Latin
Sales Change Analysis	United	Asia-	East and	America/	World-
By Geographic Area	States	Pacific	Africa	Canada	Wide

Volume — organic	0.7%	(2.5)%	(0.6)%	(2.4)%	(0.8)%
Price	(0.2)	(0.3)	1.0	6.1	0.7
Organic local-currency sales	0.5	(2.8)	0.4	3.7	(0.1)
Acquisitions	1.3	0.7	1.7	1.3	1.2
Divestitures	(0.6)	(0.2)	(0.7)	(0.3)	(0.4)
Translation	—	0.2	(2.5)	(7.4)	(1.2)
Total sales change	1.2%	(2.1)%	(1.1)%	(2.7)%	(0.5)%

	Year ended December 31, 2016
	Organic
Worldwide	local-				Total
Sales Change Analysis	currency				sales
By Business Segment	sales	Acquisitions	Divestitures	Translation	change

Industrial	—%	1.6%	(0.3)%	(1.1)%	0.2%
Safety and Graphics	2.2%	4.0%	(1.9)%	(1.7)%	2.6%
Health Care	3.5%	0.2%	—%	(1.7)%	2.0%
Electronics and Energy	(7.5)%	—%	—%	(0.6)%	(8.1)%
Consumer	1.9%	—%	—%	(0.6)%	1.3%
Total Company	(0.1)%	1.2%	(0.4)%	(1.2)%	(0.5)%

(e)                                  Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales includes both organic volume impacts (which excludes acquisition and divestiture impacts), plus selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

Effective in the first quarter of 2016, 3M made a product line reporting change involving two of its business segments in its continuing effort to improve the alignment of its businesses around markets and customers.

The change between business segments was as follows:

•                  Elements of the electronic bonding product lines were previously separately reflected in the Electronics Materials Solutions Division (Electronics and Energy business segment) and the Industrial Adhesives and Tapes Division (Industrial business segment). Effective in the first quarter of 2016, certain sales and operating income results for these electronic bonding product lines in aggregate were equally divided between the Electronics and Energy business segment and Industrial business segment. This change resulted in a decrease in net sales and operating income for total year 2015 of $33 million and $7 million, respectively, in the Industrial business segment offset by a corresponding increase in the Electronics and Energy business segment.

The financial information presented herein reflects the impact of the preceding product line reporting change between business segments for all periods presented. Refer to 3M’s Current Report on Form 8-K furnished on March 15, 2016, for additional supplemental unaudited historical business segment net sales and operating income information. In addition, these business segment changes were reflected in 3M’s Current Report on Form 8-K dated May 17, 2016, (which updated 3M’s 2015 Annual Report on Form 10-K) and 3M’s Quarterly Report on Form 10-Q for the period ended March 31, 2016.

BUSINESS SEGMENT INFORMATION	Three months ended		Year ended
NET SALES	December 31,		December 31,
(Millions)	2016	2015	2016	2015

Industrial	$2,524	$2,450	$10,313	$10,295
Safety and Graphics	1,301	1,294	5,660	5,515
Health Care	1,379	1,381	5,527	5,420
Electronics and Energy	1,208	1,220	4,826	5,253
Consumer	1,094	1,101	4,482	4,422
Corporate and Unallocated	2	2	9	1
Elimination of Dual Credit	(179)	(150)	(708)	(632)

Total Company	$7,329	$7,298	$30,109	$30,274

BUSINESS SEGMENT INFORMATION	Three months ended		Year ended
OPERATING INCOME	December 31,		December 31,
(Millions)	2016	2015	2016	2015

Industrial	$553	$474	$2,376	$2,256
Safety and Graphics	270	282	1,390	1,305
Health Care	410	444	1,754	1,724
Electronics and Energy	326	202	1,075	1,109
Consumer	228	254	1,064	1,046
Corporate and Unallocated	(82)	(123)	(280)	(355)
Elimination of Dual Credit	(40)	(33)	(156)	(139)

Total Company	$1,665	$1,500	$7,223	$6,946

About 3M

At 3M, we apply science in collaborative ways to improve lives daily. With $30 billion in sales, our 90,000 employees connect with customers all around the world.

Investor Contacts:	Bruce Jermeland	Media Contact:	Lori Anderson
	3M		3M
	(651) 733-1807		(651) 733-0831

Mike Kronebusch
3M
(651) 733-1141